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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          DOCUCORP INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  75-2690838
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


5910 NORTH CENTRAL EXPRESSWAY, SUITE 800
           DALLAS, TEXAS                                     75206
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[X]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered


                 NONE                                NOT APPLICABLE


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    Common Stock, par value $.01 per share
                    Subscription Rights
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Item 1.        Description of Registrant's Securities to be Registered
               -------------------------------------------------------

     The Registrant is registering 7,360,000 shares of Common Stock, par value $.01 per share, and rights (the "Rights") to subscribe for 6,400,000 shares of Common Stock, pursuant to a registration statement on Form S-1 (File No. 333-44427) that was filed with the Securities and Exchange Commission on January 16, 1998 (the "Registration Statement"). Reference is made to the sections entitled "The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.          Exhibits
                 --------

                 a. Certificate of Incorporation of the Registrant and amendments thereto. Reference is made to Exhibits 3.1 and
                      3.2 to the Registration Statement.

                 b.   By-laws of the Registrant. Reference is made to Exhibit
                      3.3 to the Registration Statement.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   DOCUCORP INTERNATIONAL, INC.


                                   By:     /s/ Michael D. Andereck
                                      ---------------------------------------
                                               Michael D. Andereck
                                               President and Chief Executive
                                               Officer


Date: February 20, 1998